UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

Intersect ENT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36545	20-0280837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 641-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Casey M. Tansey

On July 20, 2017, Casey M. Tansey tendered his resignation as a member of the Board of Directors (the “Board”) of Intersect ENT, Inc. (“Intersect”), and as a member of the Compensation Committee of the Board, effective as of such date. Mr. Tansey’s resignation was not the result of any disagreement with Intersect on any matter relating to its operations, policies or practices.

Appointment of Teresa L. Kline

On July 20, 2017, the Board appointed Teresa L. Kline to the Board to serve until the next annual meeting of stockholders, effective August 1, 2017. Ms. Kline will also serve as a member of the Compensation Committee and will receive compensation as disclosed in Intersect’s most recent proxy statement filed with the Securities and Exchange Commission on April 19, 2017, under the heading “Compensation to Non-Employee Board Members.” Further, Ms. Kline will enter into Intersect’s standard form of indemnification agreement providing for indemnification by Intersect of Ms. Kline in connection with her service as a director, subject to certain limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intersect ENT, Inc.
Dated: July 21, 2017
	By:	/s/ David A. Lehman
David A. Lehman
General Counsel